                                                                    Exhibit 21.1

               Subsidiaries of Targeted Genetics Corporation


      Targeted Genetics Corporation had three subsidiaries as of December 31, 2004, as follows:

     Name of Subsidiary                  Jurisdiction of Incorporation
     ------------------                  -----------------------------

     Emerald Gene Systems, Ltd.          Bermuda
     Genovo, Inc.                        Delaware
     TGCF Manufacturing, Inc.            Washington